Exhibit 99.1

Trio Petroleum Corp announces reverse stock split

Bakersfield, CA, November 4, 2024 (GLOBE NEWSWIRE) – Trio Petroleum Corp. (NYSE American: “TPET”, “Trio” or the “Company”), a California-based oil and gas company, today announced that it will proceed with a 1-for-20 reverse stock split (“Reverse Stock Split”) of its outstanding shares of common stock following approval by its board of directors. The 1-for-20 ratio is within the range approved by stockholders at a special meeting of stockholders held on August 15, 2024.

The Reverse Stock Split is expected to become effective at 5 p.m. Eastern Daylight Time on November 14, 2024 and the Company’s common stock is expected to begin trading on a post-split basis at the market open on November 15, 2024 under the same symbol (TPET) with the new CUSIP number 89669L207.

When the Reverse Stock Split is effective, every 20 shares of the Company’s common stock issued and outstanding will be combined automatically into 1 share of common stock. The Reverse Stock Split will apply equally to all outstanding shares of common stock, and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. Fractional shares will be rounded up to the next whole share, and proportionate adjustments will be made to equity plans. Additionally, all equity awards outstanding immediately prior to the Reverse Stock Split will be proportionately adjusted.

VStock Transfer, LLC is acting as the exchange agent and transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. The Company does not have any outstanding certificated shares. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement (Form DEF 14A) filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024 and Form 8-K filed with the SEC on November 4, 2024.

About Trio Petroleum Corp.

Trio Petroleum Corp. is an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California, and Uintah County, Utah. In Monterey County, Trio owns an 85.75% working interest in 9,245 acres at the Presidents and Humpback oilfields in the South Salinas Project, and a 21.92% working interest in 800 acres in the McCool Ranch Field. In Uintah County, Trio owns a 2.25% working interest in 960 acres and options to acquire up to a 20% working interest in the 960 acres, in an adjacent 1,920 acres, and in the greater 30,000 acres of the Asphalt Ridge Project.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp. (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors section of Trio’s Annual Report on Form 10-K and Amendment No. 1 thereto, both filed with the Securities and Exchange Commission (SEC). Copies are of such documents are available on the SEC’s website, www.sec.gov . Trio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications

Michael Bayes

(404) 809 4172

michael@redwoodefc.com